                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                        October 3, 2002 (October 2, 2002)

                     St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

          Delaware                    000-20872                  41-0518430
(State or other jurisdiction        (Commission               (I.R.S Employer
      of incorporation)              File Number)            Identification No.)

             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

On October 2, 2002, St. Mary Land & Exploration Company announced that its wholly owned subsidiary Nance Petroleum Corporation has signed a Purchase and
Sale Agreement to acquire oil and gas properties with an estimated 61 BCFE of proved reserves, 97% developed, from Burlington Resources Oil & Gas Company
LP, a wholly owned subsidiary of Burlington Resources Inc., for $76.35 million in cash. The acquisition is valued effective as of July 1, 2002 with revenues and expenses from the properties from that date until the date of closing to be allocated to Nance Petroleum through a purchase price adjustment. Payment for the properties will be made from cash on hand in addition to funds to be obtained under St. Mary's existing revolving credit facility. The properties are in the Williston Basin of Montana and North Dakota, and currently produce an estimated 3,100 barrels of oil and 3,300 Mcf of gas per day. The acquisition is expected to close December 3, 2002 upon completion of customary due diligence.
St. Mary has hedged 100% of the estimated production for calendar years 2003 and
2004. Oil is hedged at an average NYMEX price of $26.63 and $23.87 per barrel, respectively and natural gas is hedged at an average price of $3.04 per Mcf, indexed to CIG Rockies for the two-year period.

This report contains forward-looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward-looking statements.
These risks include such factors as the uncertain nature of the expected benefits from the acquisition of oil and gas properties, the pending nature of the reported acquisition transaction and the ability to complete the transaction, the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating risks, market conditions for the acquisition of oil and gas properties, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the "Risk Factors" section of St.
Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its forward- looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 7.    Financial Statements and Exhibits.

         (c)  Exhibits.

              The following exhibit is furnished as part of this report:

              Exhibit        99.1 Press release of St. Mary Land &
                             Exploration Company dated October 2, 2002.

Item 9.  Regulation FD Disclosure.

         In accordance with General Instruction B.2 of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of
Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the
Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

     The registrant issued a press release dated October 2, 2002 announcing an agreement to acquire oil and gas properties from Burlington Resources and providing an operations update. The press release is attached hereto as Exhibit
99.1.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ST. MARY LAND & EXPLORATION COMPANY

Date: October 3, 2002                   By: /S/ RICHARD C. NORRIS
                                            ---------------------------------
                                            Richard C. Norris
                                            Vice President-Finance,
                                            Secretary and Treasurer